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                                                                EXHIBIT 99.1


                                  PRESS RELEASE


                             [LETTERHEAD OF FALCON]


                                                  For immediate release
                                                  June 28, 1999
                                                  CONTACT:  Dan T. Do
                                                  Director of Investor Relations
                                                  (626) 844-1754



               ENSTAR INCOME/GROWTH PROGRAM SIX-B, L.P. ANNOUNCES
                       COMPLETION OF CONSENT SOLICITATION
                          TO LIQUIDATE THE PARTNERSHIP


Los Angeles, California - June 28, 1999 - Enstar Income/Growth Program Six-B, L.P. (the "Partnership") today announced that as of the close of business on June 25, 1999, it had completed the solicitation of consents to its Liquidation Plan described in both its Consent Solicitation Statement dated April 30, 1999 and Supplement dated June 9, 1999. The holders of 65.37% of the outstanding units have voted to approve the Liquidation Plan, which required the consent of holders of at least a majority of the total outstanding units in order to become effective. Since the required consents have been obtained, the Partnership intends to effectuate the Liquidation Plan as soon as reasonably practicable.

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